Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

YogaWorks, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No.333-220008) of YogaWorks, Inc. of our report dated April 3, 2018, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

April 3, 2018